Exhibit 99 - First Commonwealth Financial Corporation News Release dated December 13, 2005

***NEWS RELEASE ***

TO:	All Area News Agencies	For More Information Contact:

FROM:	First Commonwealth	John Dolan, Executive Vice President and
	Financial Corporation	Chief Financial Officer
First Commonwealth Financial Corporation
DATE:	December 13, 2005	(724) 349-7220

First Commonwealth Completes Sale of Branches to Clearfield Bank and Trust Company

Repositions Mortgage Backed Securities Investment Portfolio to Reduce Interest Rate Risk

INDIANA, PENNSYLVANIA - December 13, 2005 - First Commonwealth Financial Corporation, (NYSE: FCF) announced that First Commonwealth Bank (a wholly owned subsidiary), as part of its branch optimization initiative and business strategy to focus operations in higher growth markets, completed the previously disclosed sale of five branch offices and one drive-thru location to Clearfield Bank and Trust Company.  First Commonwealth Bank also announced a repositioning of its mortgage backed securities portfolio to reduce its interest rate risk exposure.

Completes Branch Sale

First Commonwealth Bank completed the branch sale transaction with Clearfield Bank and Trust Company in November 2005.  Under terms of the purchase and assumption agreement, Clearfield Bank and Trust Company acquired First Commonwealth Bank branch offices located in Huntingdon, Mount Union, Saxton, Three Springs and Williamsburg, PA.  Clearfield Bank and Trust Company assumed $108.4 million of deposit liabilities associated with these offices.  The transaction generated a pre-tax gain of $8.7 million ($5.7 million after taxes), which includes a premium on deposits and a gain on the sale of premises and equipment, in the 2005 fourth quarter.  First Commonwealth funded the deposits associated with the branch sale by selling $100 million of U.S. Agency securities with an average yield of 2.53% and an average life of 1.4 years.  The Company incurred a loss from the securities sale of $2.7 million before taxes ($1.8 million after taxes) that will also be recorded in its 2005 fourth quarter.

Repositions Mortgage Securities Portfolio

First Commonwealth Bank also repositioned its mortgage back securities investment portfolio to reduce the Company's interest rate exposure and improve net interest income.  The Company sold approximately $130.7 million of mortgage backed securities with high premium carrying values.  The average yield of the securities sold was 3.38% with an average life of approximately 2.9 years.  The proceeds were reinvested in more current coupon mortgage backed securities with an average yield of 5.3% and an average life of 3.7 years.  The loss incurred from the securities sale was $5.5 million before taxes ($3.6 million after taxes).  It is projected that the loss will be recovered through increased earnings in 2 to 3 years.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $6.0 billion bank holding company headquartered in Indiana, Pennsylvania.  It operates in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank.  Financial services and insurance products are also provided through First Commonwealth Insurance Agency, First Commonwealth Trust Company, and First Commonwealth Financial Advisors, Inc.  The company also operates First Commonwealth Systems Corporation, a data processing subsidiary, First Commonwealth Professional Resources, a support services subsidiary, FraMal Holdings Corporation, an investment services company, and jointly owns Commonwealth Trust Credit Life Insurance Company, a credit life reinsurance company.

Forward-Looking Statements

Certain statements contained in this press release, including statements containing the words "believes," "anticipates," "intends," "expects," "projects" and similar words, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond the control of First Commonwealth and which may cause First Commonwealth's actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements.  Such risks and uncertainties include, but are not limited to, those risks and uncertainties described in the reports that First Commonwealth files with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q.  In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this press release.  First Commonwealth undertakes no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.